SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 3, 2025

Charter Communications, Inc.
CCO Holdings, LLC
CCO Holdings Capital Corp.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 3, 2025, the Compensation and Benefits Committee of the Board of Directors (the “Compensation and Benefits Committee”) of Charter Communications, Inc. (the “Company”) approved an amended and restated employment agreement between the Company and Christopher L. Winfrey effective December 1, 2025 (the “Winfrey Employment Agreement”). In addition, on December 3, 2025, the Compensation and Benefits Committee also approved the contingent grant of equity awards to the named executive officers of the Company.

Employment Agreement with Mr. Winfrey

The Winfrey Employment Agreement provides for Mr. Winfrey’s continued service as President and Chief Executive Officer of the Company effective December 1, 2025, and has a term ending on December 1, 2028, subject to renewal by the Company (or upon an earlier termination of employment). In addition, the Company will continue to nominate Mr. Winfrey for election as a member of the Board during the term. Pursuant to the Winfrey Employment Agreement, Mr. Winfrey will receive an annual base salary of at least $2,500,000 and a target annual bonus opportunity of 300% of his annual base salary, which adjustments will become effective on December 1, 2025. Mr. Winfrey’s annual bonus for 2025 will be prorated based on his bonus opportunity during the portions of the year elapsed before and after the effective date of the Winfrey Employment Agreement. Commencing in 2027 and during the term, Mr. Winfrey will be granted annual stock option awards with a grant date fair value of at least $23,000,000, each of which grant will vest in full on the third anniversary of the grant date, subject to his continued employment or an earlier qualifying termination of service. In January 2026 (or, if later, the date on which the Company grants annual equity awards to other senior executives of the Company in 2026), Mr. Winfrey will be granted a top-up stock option award with a grant date fair value of $6,000,000, representing the difference between $23,000,000 and Mr. Winfrey’s annual equity target grant date fair value immediately prior to the commencement of the term.

Mr. Winfrey will also continue to participate in the Company’s employee benefit plans and receive perquisites as generally provided to other senior executives of the Company. In addition, consistent with Mr. Winfrey’s prior employment agreement, the Company will continue to reimburse Mr. Winfrey for all reasonable and necessary expenses incurred in connection with the performance of his duties. Mr. Winfrey will be entitled to use Company aircraft for commuting and up to 125 hours of discretionary personal use per calendar year (without carryover). In addition, Mr. Winfrey will be entitled to reimbursement for filing fees and reasonable attorneys’ fees incurred in connection with the preparation and filing of documentation pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 in an amount up to $50,000.

Consistent with Mr. Winfrey’s prior employment agreement, the Winfrey Employment Agreement provides that, if Mr. Winfrey’s employment is terminated involuntarily by the Company without cause or by Mr. Winfrey for good reason prior to the expiration of the term of the Winfrey Employment Agreement, he would be eligible for (a) a cash severance payment equal to 2.5 times the sum of his annual base salary and target annual bonus opportunity for the year in which the termination occurs, (b) a prorated annual bonus for the year of termination based on actual performance, (c) a cash payment equal to the cost of COBRA coverage for 30 months, (d) outplacement services for up to 12 months, and (e) immediate vesting of a pro rata portion of stock options (or all such options if the termination occurs within 30 days before or 12 months following a change in control of the Company or at any time prior to a change in control at the request of a prospective purchaser whose proposed purchase would constitute a change in control upon completion), which vested options would remain exercisable for six months following termination.

If Mr. Winfrey’s employment continues through the expiration of the term of the Winfrey Employment Agreement, his employment would terminate upon such expiration and he would be eligible for (a) a prorated annual bonus for the year of termination based on actual performance and (b) vesting and exercisability of stock options to the extent provided in the applicable award agreement. However, if Mr. Winfrey’s employment terminates due to the expiration of the term following the Company’s delivery or deemed delivery of a non-renewal notice, Mr. Winfrey would be eligible for the payments and benefits listed in the paragraph above as if his termination had been without cause or for good reason (except that vested options would remain exercisable for their full term).

In the event of the termination of Mr. Winfrey’s employment due to death or disability prior to the expiration of the term of the Winfrey Employment Agreement, he would be eligible for (a) a prorated annual bonus for the year of termination based on actual performance and (b) vesting and exercisability of stock options to the extent provided in the applicable award agreement.

The termination benefits described above are subject to Mr. Winfrey’s execution of a release of claims in favor of the Company and its affiliates. In addition, Mr. Winfrey has agreed to comply with covenants concerning non-disclosure of confidential information, assignment of intellectual property and non-disparagement of the Company and, for two years following termination, covenants concerning non-competition and non-solicitation of customers and employees of the Company and its affiliates.

A copy of the Winfrey Employment Agreement is filed herewith as Exhibit 10.1. The foregoing description of the Winfrey Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of that document that is filed as Exhibit 10.1 and incorporated by reference herein.

Cox Transaction Contingent Equity Award Grants

On December 3, 2025, the Compensation and Benefits Committee approved the grant of a one-time contingent equity award to all Executive Vice Presidents, including all of the Named Executive Officers. The grant of each equity award will be effective as of, and contingent upon, the closing of the previously announced transactions contemplated by the Transaction Agreement by and among the Company, Charter Communications Holdings, LLC and Cox Enterprises, Inc. The grant date value of the award for each executive will be equal to 1.5 times the executive’s annual long-term incentive target and will be comprised of 50% stock options and 50% restricted stock units (“RSUs”). The stock options will vest on the fourth anniversary of the date of the grant. Fifty percent of the RSUs will vest on the second anniversary of the date of the grant and the remaining fifty percent of the RSUs will vest on the fourth anniversary of the date of the grant.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

10.1*	Amended and Restated Employment Agreement, dated as of December 3, 2025, by and between Charter Communications, Inc. and Christopher L. Winfrey.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL
* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: December 5, 2025		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings, LLC
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: December 5, 2025		Executive Vice President, Chief Accounting Officer and Controller

CCO Holdings Capital Corp.
Registrant

	By:	/s/ Kevin D. Howard
Kevin D. Howard
Date: December 5, 2025		Executive Vice President, Chief Accounting Officer and Controller